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                      AGREEMENT AND PLAN OF REORGANIZATION



                                      AMONG



                          BMJ MEDICAL MANAGEMENT, INC.,


                          OMNI ACQUISITION CORPORATION,


                      ORTHOPAEDIC MANAGEMENT NETWORK, INC.,


                                       AND


                        THE SHAREHOLDERS' REPRESENTATIVE






                                 OCTOBER 6, 1997




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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page


SECTION 1.  GENERAL.......................................................... 1
    1.1.    The Merger....................................................... 1
    1.2.    Effective Time of the Merger..................................... 2
    1.3.    Effect of the Merger............................................. 2
    1.4.    Charter, By-Laws, Officers and Directors of
                Surviving Corporation........................................ 2
    1.5.    Taking of Necessary Action; Further
                Assurances................................................... 2
    1.6.    Authorization of the Merger, this Agreement
                and the Articles of Merger................................... 2
    1.7.    The Closing...................................................... 3

SECTION 2.  PAYMENT OF PURCHASE PRICE; EFFECT OF MERGER
                ON CAPITAL STOCK OF CONSTITUENT
                CORPORATIONS................................................. 3
    2.1.    Effect on Capital Stock.......................................... 3
    2.2.    Delivery of Funds; Surrender of Certificates..................... 6
    2.3.    Escrow Agreement; Delivery of Certificates....................... 6
    2.4.    No Further Ownership Rights in Company Common
                Stock........................................................ 6

SECTION 3.  ADJUSTMENT OF AGGREGATE MERGER CONSIDERATION..................... 7
    3.1.    Delivery of Revenues Statement................................... 7
    3.2.    Purchase Price Adjustments....................................... 8
        (a) First Equity Adjustment.......................................... 8
        (b) Second Equity Adjustment......................................... 9
    3.3.    Payments......................................................... 9

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE
                COMPANY...................................................... 9
    4.1.    Organization; Good Standing; Qualification
            and Power........................................................ 9
    4.2.    Equity Investments.............................................. 10
    4.3.    Capital Stock................................................... 10
    4.4.    Authority; Noncontravention; Consents........................... 10
    4.5.    Financial Statements............................................ 11
    4.6.    Absence of Undisclosed Liabilities.............................. 12
    4.7.    Absence of Changes.............................................. 12
    4.8.    Tax Matters..................................................... 13
    4.9.    Title to Assets, Properties and Rights and
                Related Matters............................................. 14
    4.10.   Real Property-Owned or Leased................................... 14
    4.11.   Intellectual Property........................................... 14
    4.12.   Agreements, No Defaults, Etc.................................... 14

    4.13.   Litigation, Etc................................................. 15
    4.14.   Compliance; Governmental Authorizations......................... 16
    4.15.   Insurance....................................................... 16
    4.16.   Employees; ERISA Compliance..................................... 16
    4.17.   Environmental Matters........................................... 16
    4.18.   Brokers......................................................... 17
    4.19.   Accounts and Notes Receivable................................... 17

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    4.20.   Accounts and Notes Payable...................................... 17
    4.21.   Bank Accounts; Powers of Attorney............................... 17
    4.22.   Related Transactions............................................ 17
    4.23.   Burdensome Restrictions......................................... 18
    4.24.   Disclosure...................................................... 18

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                ACQUISITION SUB............................................. 18
    5.1.    Organization; Good Standing; Qualification
            and Power....................................................... 18
    5.2.    Authority....................................................... 18
    5.3.    Noncontravention; Consents...................................... 19
    5.4.    Capital Stock................................................... 19
    5.5.    Financial Statements............................................ 20
    5.6.    Absence of Undisclosed Liabilities.............................. 20
    5.7.    Absence of Changes.............................................. 21
    5.8.    Tax Matters..................................................... 21
    5.9.    Title to Assets, Properties and Rights and
                Related Matters............................................. 22
    5.10.   Intellectual Property........................................... 22
    5.11.   Litigation, Etc................................................. 23
    5.12.   Compliance; Governmental Authorizations......................... 23
    5.13.   Brokers......................................................... 23
    5.14.   Disclosure...................................................... 23

SECTION 6.  CONDUCT AND TRANSACTIONS PRIOR TO THE
                CLOSING; ADDITIONAL PRE-CLOSING
                AGREEMENTS.................................................. 24
    6.1.    Affirmative Covenants of the Company............................ 24
    6.2.    Negative Covenants of the Company............................... 24
    6.3.    Consents........................................................ 26
    6.4.    Efforts to Consummate........................................... 26
    6.5.    Notice of Prospective Breach.................................... 26
    6.6.    Public Announcements............................................ 26
    6.7.    Negotiation with Others; Disposition and
                Voting of Securities........................................ 26
    6.8.    Shareholders' Representative.................................... 27

SECTION 7.  CONDITIONS...................................................... 28
    7.1.    Conditions to Each Party's Obligations to

                 Effect the Merger.......................................... 28
        (a) Approvals....................................................... 28
        (b) No Injunctions or Restraints.................................... 28
        (c) Statutes........................................................ 28
    7.2.    Conditions to Obligations of Parent and
                Acquisition Sub............................................. 28
        (a) Accuracy of Representations and Warranties...................... 28
        (b) Performance of Obligations of the Company....................... 29
        (c) Authorization................................................... 29
        (d) Opinion of the Company's Counsel................................ 29
        (e) Consents and Approvals.......................................... 29
        (f) Government Consents, Authorizations, Etc........................ 29
        (g) Corporate Resolutions........................................... 29
        (h) Absence of Material Adverse Change.............................. 30
        (i) Officer's Certificate........................................... 30

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        (j) Restated Management Agreement................................... 30
        (k) Restricted Stock Agreement...................................... 30
        (l) Escrow Agreement................................................ 30
        (m) Company's Expenses.............................................. 30
        (n) Due Diligence................................................... 31
    7.3     Conditions to Obligations of the Company........................ 31
        (a) Accuracy of Representations and Warranties...................... 31
        (b) Performance of Obligations of Parent and
                Acquisition Sub............................................. 31
        (c) Authorization................................................... 31
        (d) Government Consents, Authorizations, Etc........................ 31
        (e) Corporate Resolutions........................................... 32
        (f) Officer's Certificate........................................... 32
        (g) Restated Management Agreement................................... 32
        (h) Restricted Stock Agreements..................................... 32
        (i) Escrow Agreement................................................ 32

SECTION 8.  POST-CLOSING COVENANTS.......................................... 32
    8.1.    Parent Contributions............................................ 32
    8.2.    Ancillary Services.............................................. 33

SECTION 9.  INDEMNIFICATION................................................. 34
    9.1.    Indemnification Generally; Etc.................................. 34
        (a) In Favor of the Buyer Group..................................... 34
        (b) In Favor of the Company......................................... 34
    9.2.    Limitations on Indemnification.................................. 34
        (a) Indemnity Limitations against the Escrow
                Amount...................................................... 34
        (b) Indemnity Limitations for the Buyer Group....................... 35
    9.3.    Assertion of Claims............................................. 35
    9.4.    Notice and Defense of Third Party Claims........................ 35
    9.5.    Survival of Representations and Warranties...................... 37

    9.6.    No Third Party Reliance......................................... 37

SECTION 10. TERMINATION; EFFECT OF TERMINATION.............................. 38
    10.1.   Termination..................................................... 38
    10.2.   Effect of Termination........................................... 39

SECTION 11. MISCELLANEOUS PROVISIONS........................................ 39
    11.1.   Expenses........................................................ 39
    11.2.   Amendment....................................................... 39
    11.3.   Extension; Waiver............................................... 39
    11.4.   Entire Agreement................................................ 40
    11.5.   Severability.................................................... 40
    11.6.   No Third-Party Beneficiaries; Successors and
                Assigns..................................................... 40
    11.7.   Headings........................................................ 40
    11.8.   Notices......................................................... 40
    11.9.   Counterparts.................................................... 42
    11.10.  Governing Law................................................... 42
    11.11.  Incorporation of Exhibits and Schedules......................... 42
    11.12.  Construction.................................................... 42
    11.13.  Remedies........................................................ 42
    11.14.  Waiver of Jury Trial............................................ 42



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SCHEDULES AND EXHIBITS


Annex I     -    Definitions


Schedule I  -    Capitalization


Exhibit A   -    Form of Articles of Merger
Exhibit B   -    Form of Amended and Restated Articles of
                 Incorporation of the Company
Exhibit C   -    Form of Opinion of Company's Counsel
Exhibit D   -    Form of Restated Practice Management
                 Agreement
Exhibit E   -    Form of Restricted Stock Agreement

                                                     AGREEMENT AND PLAN OF
                                           REORGANIZATION dated as of October
                                           6, 1997, among BMJ MEDICAL
                                           MANAGEMENT, INC., a Delaware
                                           corporation ("Parent"), OMNI
                                           ACQUISITION CORPORATION, an Arizona
                                           corporation and wholly owned
                                           subsidiary of Parent ("Acquisition
                                           Sub"), ORTHOPAEDIC MANAGEMENT
                                           NETWORK, INC., an Arizona
                                           corporation (the "Company"), and
                                           the SHAREHOLDERS' REPRESENTATIVE
                                           (as defined herein).


     The Company is engaged in the business (the "Subject Business") of (a) arranging for the delivery of health care services by health care providers and
(b) providing management services to health care providers, including arranging for providers to participate in group purchasing programs, group health insurance plans and group malpractice insurance plans. The respective Boards of Directors of each of Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") and the proposed merger (the "Merger") of Acquisition Sub with and into the Company in accordance with, and subject to, the terms and conditions of this Agreement, the Articles of Merger and the Arizona Business Corporation Act (the "Arizona Statute") whereby, among other things, each issued and outstanding share of common stock, no par value (the "Company Common Stock"), of the Company not owned of record by the Company, will be converted into the right to receive cash and capital stock of Parent in the manner set forth in Sections 2 and 3 of this Agreement and the Articles of Merger. The parties hereto intend that the transactions contemplated hereby be consummated in a manner deemed to be a tax-free merger under Section 368 of the Internal Revenue Code of 1986, as amended. Capitalized terms used but not defined herein have the meanings set forth in Annex I hereto.

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the Articles of Merger and the representations, warranties, covenants, agreements and conditions contained herein and in the Articles of Merger, the parties hereto hereby agree as follows:

     SECTION 1. GENERAL

     1.1. The Merger. In accordance with, and subject to, the provisions of this Agreement, the Articles of Merger and the Arizona Statute, Acquisition Sub shall be merged with and into the Company, which, at and after the Effective Time, shall be and is hereinafter sometimes referred to as the "Surviving

Corporation." Acquisition Sub and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

     1.2. Effective Time of the Merger. The Merger shall become effective upon the filing by the Constituent Corporations of the Articles of Merger with the Arizona Corporation Commission. The Articles of Merger shall be executed and delivered in the manner provided under the Arizona Statute. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

     1.3. Effect of the Merger. Except as specifically set forth herein or in the Articles of Merger, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties (collectively, the "Corporate Rights") of the Company shall continue in effect and be unimpaired by the Merger, and the Corporate Rights of Acquisition Sub shall be merged with and into the Company, which shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, the separate existence and corporate organization of Acquisition Sub shall cease, and Acquisition Sub shall be merged with and into the Surviving Corporation.

     1.4. Charter, By-Laws, Officers and Directors of Surviving Corporation. From and after the Effective Time, (a) the articles of incorporation of the Company shall be amended and restated in their entirety to read as set forth in Exhibit B hereto and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Arizona Statute, (b) the by-laws of Acquisition Sub shall become the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Arizona Statute, the Surviving Corporation's articles of incorporation or such by-laws; and (c) the officers and directors of Acquisition Sub shall become the officers and directors of the Surviving Corporation, respectively, unless and until removed, their respective successors are appointed or until their respective terms of office shall have expired in accordance with the Arizona Statute or the Surviving Corporation's articles of incorporation or by-laws, as applicable.

     1.5. Taking of Necessary Action; Further Assurances. Prior to the Effective Time, and subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger.

     1.6. Authorization of the Merger, this Agreement and the Articles of Merger. (a) On or before the Closing Date, the

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Company shall call and hold (in compliance with the Arizona Statute) a meeting of the holders (the "Shareholders") of the issued and outstanding shares of Company Common Stock, at which meeting the Shareholders shall take a vote regarding the approval and adoption of the Merger, this Agreement, the Articles of Merger and consummation of the transactions contemplated hereby, as required by the Arizona Statute. Parent, as the sole shareholder of Acquisition Sub, shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the Articles of Merger and consummation of the transactions contemplated hereby, as required by the Arizona Statute.

     (b) The Company shall take, as promptly as practicable, all such other actions as may be necessary or advisable under the Arizona Statute and any other applicable law or regulation in connection with this Agreement, the Merger or the Articles of Merger. The Company shall prepare and distribute any written notice or other materials relating to the shareholder action contemplated by
Section 1.6(a) required to be delivered pursuant to the Company's Charter or By-laws, the Arizona Statute or any other Federal or state law applicable to this Agreement, the Merger, the Articles of Merger or such shareholder action (collectively, the "Shareholder Materials"); provided, however, that Parent, Acquisition Sub and their counsel shall have a reasonable opportunity to review all Shareholder Materials and all Shareholder Materials shall be reasonably satisfactory in form and substance to Parent, Acquisition Sub and their counsel.

     1.7. The Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement shall have been abandoned pursuant to the provisions of Section 10.1, and subject to the provisions of Section 7, the closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m. (New York time) on Friday, October 3, 1997 or such other date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the fifth Business Day after all of the conditions set forth in Section 7 (other than those conditions which are intended to only be satisfied at Closing) shall have been satisfied (or waived in accordance with
Section 11.3). The Closing shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties.

     SECTION 2. PAYMENT OF PURCHASE PRICE; EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS

     2.1. Effect on Capital Stock. (a) The following terms used in this Agreement shall have the following respective meanings:

          "Additional Equity Amount" means the sum of the First Equity

     Contingency Amount and the Second Equity Contingency Amount.

          "Cash Merger Consideration" means $63,000.

          "Escrow Amount" means 28,518 shares of Parent Common Stock.

          "First Equity Contingency Amount" means 14,259 shares of Parent Common Stock, subject to adjustment pursuant to Sections 3 and 9 hereof.

          "First Per Merger Share Contingency Amount" means an amount equal to the quotient obtained by dividing (A) the First Equity Contingency Amount by (B) the Share Number, rounded to the nearest whole share.

          "Initial Equity Amount" means 28,518 shares of Parent Common Stock.

          "Merger Consideration" means, with respect to any issued and outstanding share of Company Common Stock, the Per Merger Share Cash Amount, the Per Merger Share Stock Equivalent and the Per Merger Share Additional Equity Amount, if any.

          "Merger Shares" means the shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are not owned directly or indirectly by the Company (whether as treasury stock or otherwise).

          "Per Merger Share Additional Equity Amount" means the sum of the First Per Merger Share Contingency Amount and the Second Per Merger Share Contingency Amount.

          "Per Merger Share Cash Amount" means an amount equal to the quotient obtained by dividing (A) the Cash Merger Consideration by (B) the Share Number, rounded to the nearest $.0001.

          "Per Merger Share Stock Equivalent" means an amount equal to the quotient obtained by dividing (A) the Initial Equity Amount by (B) the Share Number, rounded to the nearest whole share.

          "Second Equity Contingency Amount" means 14,259 shares of Parent Common Stock, subject to adjustment pursuant to Sections 3 and 9 hereof.

          "Second Per Merger Share Contingency Amount" means an amount equal to the quotient obtained by dividing (A) the

     Second Equity Contingency Amount by (B) the Share Number, rounded to the nearest whole share.

          "Share Number" means the number of Merger Shares.

          "Stock Merger Consideration" means the sum of (i) the Initial Equity Amount and (ii) the Additional Equity Amount, if any.


     (b) Anything contained in this Agreement or the Articles of Merger to the contrary notwithstanding, the entire consideration payable in the Merger with respect to all Merger Shares shall not exceed the aggregate of the Cash Merger Consideration and the Stock Merger Consideration. The manner and basis of converting, exchanging or canceling the shares of capital stock of each of the Constituent Corporations into or for cash and securities of Parent or securities of the Surviving Corporation shall be as follows:

          (i) each share of common stock, $.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation;

          (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company (whether as treasury stock or otherwise) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be delivered in exchange therefor;

          (iii) each Merger Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into (A) the right to receive, at the Effective Time, (1) an amount in cash equal to the Per Merger Share Cash Amount and (2) subject to the terms and conditions of this Agreement and the Restricted Stock Agreement, such number of shares of Parent Common Stock equal to the Per Merger Share Stock Equivalent, (B) the right to receive after the third anniversary of the Effective Time, subject to the terms and conditions set forth in Sections 3.2(a) and 9 of this Agreement and the Escrow Agreement, such additional number of shares of Parent Common Stock equal to the First Per Merger Share Contingency Amount and (C) the right to receive after the fourth anniversary of the Effective Time, subject to the terms and conditions set forth in Sections 3.2(b) and 9 of this Agreement and the Escrow Agreement, such additional number of shares of Parent

     Common Stock equal to the Second Per Merger Share Contingency Amount;

          (iv) each authorized but unissued share of Company Common Stock immediately prior to the Effective Time shall be canceled.

     2.2. Delivery of Funds; Surrender of Certificates. At the Effective Time, upon (a) surrender by each Shareholder to the Surviving Corporation of the certificate(s) which, immediately prior to the Effective Time, represented Merger Shares and (b) execution of a Restricted Stock Agreement, such Shareholder shall, from and after the Effective Time in accordance with the provisions hereof, be entitled to receive in exchange therefor (x) an amount in cash equal to the product obtained by multiplying the Per Merger Share Cash Amount by the number of Merger Shares surrendered by such Shareholder, such amount to be paid promptly by the Surviving Corporation or its designee by check or wire transfer to an account designated by such Shareholder to Acquisition Sub not later than three Business Days prior to the Closing and (y) a stock certificate, registered in the name of such Shareholder, representing that number of shares of Parent Common Stock equal to the product obtained by multiplying the Per Merger Share Stock Equivalent by the number of Merger Shares surrendered by such Shareholder. No interest will be paid or will accrue on the Per Merger Share Amount payable upon the surrender of any certificates representing Merger Shares. Until surrendered as contemplated by this Section
2.2 and the Articles of Merger, each certificate representing Merger Shares shall be deemed, at and after the Effective Time, to represent only the right to receive upon such surrender cash and securities as contemplated by this Section 2, Section 3.2, the Articles of Merger and the Arizona Statute.

     2.3. Escrow Agreement; Delivery of Certificates. (a) On or prior to the Closing Date, Acquisition Sub shall appoint a trust company reasonably acceptable to the Company to act as escrow agent (the "Escrow Agent") in connection with the Merger pursuant to the Escrow Agreement.

     (b) At the Effective Time, upon the terms and conditions contained in this Agreement and the Escrow Agreement, Parent shall deliver to the Escrow Agent stock certificates registered in the name of the Shareholders representing in the aggregate a number of shares of Parent Common Stock equal to the Additional Equity Amount.

     2.4. No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of the surrender of certificates representing shares of Company Common Stock in accordance with the provisions of this Section 2 and the Articles of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

At and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed with respect to the capital stock of the Company, and there shall be no further registration of transfers of the capital stock of the Company thereafter on the records of the Surviving Corporation. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2 and the Articles of Merger.

     SECTION 3. ADJUSTMENT OF AGGREGATE MERGER CONSIDERATION

     3.1. Delivery of Revenues Statement. (a) As promptly as practicable but in no event later than 60 days after October 6, 2000 and October 6, 2001 (each such date, a "Determination Date"), Parent shall cause the Surviving Corporation to prepare and deliver to the Shareholders' Representative an unaudited statement of revenues of the Company for the 12-month period concluding with the applicable Determination Date (each, a "Revenues Statement"). The Revenues Statement shall be prepared on a consistent basis with the methodologies used by Parent in preparing its then current financial statements.

     (b) During the 30 days immediately following receipt of the Revenues Statement by the Shareholders' Representative, the Shareholders' Representative

and its accountants shall be entitled to review the Revenues Statement, and any working papers, trial balances and similar materials relating to the Revenues Statement prepared by the Surviving Corporation or its accountants, and the Surviving Corporation shall provide the Shareholders' Representative and its accountants with timely access at the Surviving Corporation's principal office, during the Surviving Corporation's normal business hours, to the Surviving Corporation's personnel, properties, books and records. The Revenues Statement prepared by the Surviving Corporation shall become final and binding upon the parties on the thirty-first day following receipt thereof unless the Shareholders' Representative gives written notice to Parent and the Surviving Corporation of its objection with the Revenues Statement (a "Notice of Objection") prior to such date. Any Notice of Objection shall specify in reasonable detail the nature of any objection so asserted. If a timely Notice of Objection is received by Parent and the Surviving Corporation with respect to the Revenues Statement, then the Revenues Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in a Notice of Objection or (y) the date any matters in dispute are finally resolved in writing by the Accounting Firm (as defined below) (the date on which the Revenues Statement so becomes final and binding being hereinafter referred to as the "Final Determination Date"). During the 30 days immediately following the delivery of any Notice of Objection, Parent, the Surviving Corporation and the Shareholders' Representative shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Objection. During such period, Parent, the Surviving Corporation and the Shareholders' Representative shall each have access to the other party's working papers, trial balances and similar materials prepared in connection with the other party's preparation of the Revenues Statement and the Notice of Objection, as the case may be. At the end of such 30-day period, Parent, the Surviving Corporation and the Shareholders' Representative shall submit to an independent "Big 6" public accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were included in any Notice of Objection, and the Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (A) in writing, (B) furnished to Parent, the Surviving Corporation and the Shareholders' Representative as soon as practicable after the items in dispute have been referred to the Accounting Firm, (C) made in accordance with this Agreement and (D) conclusive and binding and not subject to collateral attack for any reason. The Revenues Statement with any adjustments necessary to reflect the Accounting Firm's resolution of the matters in dispute, shall become final and binding on the date the Accounting Firm delivers its final resolution to the parties. The Accounting Firm shall be such independent Big 6 public accounting firm other than Ernst & Young, LLP (the "Parent's Accountants") as shall be agreed upon by the parties hereto in writing or, if Parent and the Shareholders' Representative cannot so agree within the 30-calendar day period referred to above, by lot from among the remaining independent Big 6 public accounting firms willing to act. Each party shall pay its own costs and expenses incurred in connection with such arbitration, provided that the fees and expenses of the Accounting Firm shall be paid 50% by Parent and 50% out of the Escrow Amount; provided, however, that the amount payable out of the Escrow Amount shall be paid in shares of Parent Common Stock (the number of which shall be determined using the then current Fair Market Value for such shares), and Parent and the Shareholders' Representative shall instruct the Escrow Agent to deliver such shares to Parent, and Parent shall retain such shares and pay the corresponding amount in cash to the Accounting Firm.

     3.2. Purchase Price Adjustments. Upon the final determination of the Revenues Statement for each Determination Date in accordance with Section 3.1 hereof, the Stock Merger Consideration will be adjusted (each, a "Purchase Price Adjustment") according to the following:

          (a) First Equity Adjustment. If the Surviving Corporation's total revenues for the 12-month period ended October 6, 2000 equal or exceed $3,000,000, then the First Equity

     Contingency Amount, less the sum of (i) the number of shares of Parent Common Stock to be delivered by the Escrow Agent to Parent in payment of any claims made prior to such date against the Escrow Amount under Section 9.1(a) hereof, (ii) the number of shares of Parent Common Stock to be delivered to Parent pursuant to Section 3.1(b) above, if any, and (iii) the number of shares of Parent Common Stock reserved by the Escrow Agent to pay any pending claim under Section 9.1(a) hereof, each pursuant to the Escrow Agreement, shall be released from the escrow account and distributed among the Shareholders in the manner set forth in the Escrow Agreement; provided that if the resulting amount (the "Indebted Contingency Share Number") is a negative number, no shares of Parent Common Stock shall be distributed to the Shareholders.

          (b) Second Equity Adjustment. If the Surviving Corporation's total revenues for the 12-month period ended October 6, 2001 equal or exceed $3,000,000, then the Second Equity Contingency Amount, less the sum of (i) the Indebted Contingency Share Number, (ii) the number of shares of Parent Common Stock to be delivered by the Escrow Agent to Parent in payment of any claims made after October 6, 2000 against the Escrow Amount under
     Section 9.1(a) hereof, (iii) the number of shares of Parent Common Stock delivered to Parent pursuant to Section 3.1(b) above, if any, and (iv) the number of shares of Parent Common Stock reserved by the Escrow Agent to pay any pending claims under Section 9.1 hereof, each pursuant to the Escrow Agreement, shall be released from the escrow account and distributed among the Shareholders, in the manner set forth in the Escrow Agreement, provided that if the resulting amount is a negative number, no shares of Parent Common Stock shall be distributed to the Shareholders.

     3.3. Payments. Upon final determination of each Purchase Price Adjustment and the First Equity Contingency Amount or the Second Equity Contingency Amount, as the case may be, payable in accordance with Section 3.2 hereof, if any, Parent and the Shareholders' Representative shall, within 5 days thereafter, execute and deliver to the Escrow Agent written instructions to release and deliver to the Shareholders' Representative certificates representing such number of shares of Parent Common Stock due to the Shareholders pursuant to this
Section 3 and the Escrow Agreement.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Acquisition Sub as follows:

     4.1. Organization; Good Standing; Qualification and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Arizona, has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and, except as set forth in the disclosure letter dated the date of this Agreement (the "Company Disclosure Letter"), certified by an authorized officer of the Company and delivered thereby to Parent and Acquisition Sub, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, each of which jurisdictions is set forth in the Company Disclosure Letter. The Company has delivered to Acquisition Sub true and complete copies of the Company's Charter and the Company's By-laws, in each case as amended to the date hereof.

     4.2. Equity Investments. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary or equity interest, directly or indirectly, in any Person.

     4.3. Capital Stock. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, no par value, of which 42 shares are issued and outstanding; such 42 shares of Company Common Stock being owned of record and beneficially by the Shareholders in the amounts set forth on Schedule
I. All of such shares were validly issued, fully paid and non-assessable, with no personal Liability attached to the ownership thereof. Except as set forth in the Company Disclosure Letter, there are no securities presently outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in the Company Disclosure Letter, there are no Contracts, commitments, arrangements, understandings or restrictions to which the Company, any Shareholder or any other Person is bound relating to any shares of capital stock or other securities of the Company, including, without limitation, the voting or transfer of such capital stock.

     4.4. Authority; Noncontravention; Consents. (a) The Company has all the requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and each Related Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and each Related Document to which it is a party and all related transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Shareholders; and this Agreement and each Related Document to which it is a party has been duly and validly executed and delivered by the Company and this Agreement and each Related Document to which it is a party is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

     (b) Neither the execution, delivery and performance of this Agreement and each Related Document to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will (i) conflict with, or result in any breach or violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any term, condition or provision of (x) the Company's Charter or the Company's By-laws or (y) except as set forth in the Company Disclosure Letter, any Contract to which the Company is a party or by which any of its properties or assets are bound, or (ii) violate any Laws applicable to the Company or any of its properties.

     (c) Except as set forth in the Company Disclosure Letter, no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any third Person is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Documents to which the Company is a party or the consummation of the transactions contemplated hereby or thereby.


     4.5. Financial Statements. The Company has previously delivered to Parent and Acquisition Sub the unaudited balance sheet of the Company as of June 30, 1997 (the "Latest Company Balance Sheet"; and such date being the "Latest Company Balance Sheet Date"), and the related statements of income, stockholders' equity and cash flows for the six-month period then ended (such financial statements being referred to herein collectively as, the "Company Financial Statements"). Except as set forth in the Company Disclosure Letter, the Company Financial Statements (A) are in accordance with the books and records of the Company which have been maintained in a manner consistent with historical practices and (B) fairly present the financial condition of the

Company as at the respective dates indicated and the results of operations, stockholders' equity and cash flows of the Company for the respective periods indicated.

     4.6. Absence of Undisclosed Liabilities. Except as set forth in the Company Disclosure Letter, the Company has no Liabilities, except for (i) Liabilities reflected in the Liabilities section of the Latest Company Balance Sheet, (ii) Liabilities under Contracts that are set forth in the Company Disclosure Letter which have arisen in the ordinary course of business (none of which relates to a breach of contract), and (iii) Liabilities that have arisen since the date of the Latest Company Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) that were not adequately provided for on the Latest Company Balance Sheet. The Company has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

     4.7. Absence of Changes. Since the Latest Company Balance Sheet Date, there has not been any Material Adverse Change. Since that date, except as set forth in the Company Disclosure Letter, the Company has been operated only in the ordinary course, consistent with past practice, and:

          (a) no fee, interest, dividend, royalty or any other payment of any kind has been made by the Company to any Shareholder or any Affiliate of the Company or any Shareholder;

          (b) no party (including the Company) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts)

     involving more than $5,000 to which the Company is a party or by which the Company is bound and, to the Best Knowledge of the Company, no party intends to take any such action;

          (c) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (d) there has not been any material action or failure to act by the Company, or to the Best Knowledge of the Company, any other material occurrence, event, incident or transaction outside the ordinary course of business involving the Company;

          (e) the Company has not taken any action that would violate any of the negative covenants set forth in Section 6.2 of this Agreement; and

          (f) there has been no agreement, understanding or authorization, whether in writing or otherwise, for the Company to take any of the actions specified in items (a) through (e) above.

     4.8. Tax Matters. Except as set forth in the Company Disclosure Letter, the Company, (a) has timely paid all Taxes required to be paid by it through the date hereof and (b) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns with appropriate Governmental Entities in all jurisdictions in which the Tax Returns are required to be filed, and all such Tax Returns are true and complete. The Company is not, nor has it ever been, included in any consolidated or combined Tax return for Federal, state or local Tax purposes or is it a member of an affiliated group within the meaning of Section 1504 of the Code. All Taxes, including those shown to be due on each of the Tax Returns, have been timely paid in full. Except as set forth in the Company Disclosure Letter, no Tax liens exist or have been filed and the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return, and no waivers of statutes of limitation have been given or requested with respect to the Company. There are no pending or proposed Tax audits of any Tax Returns and no unresolved questions or claims concerning the Company's Tax Liability exists. No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or any member of any affiliated or combined group of which the Company was or is a member. The Company has not incurred any Tax Liability since the Latest Company Balance Sheet Date, except for Taxes incurred in the ordinary course of business. No claim has ever been made by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and the Company is not, nor has it ever been, a "personal holding company" within the meaning of Section 542 of the Code. The Company and each of its predecessors have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and the Company is not liable for any Taxes for failure to comply with such Laws. The Company neither is nor has it ever been a party to any Tax sharing agreement. The Company has not agreed to nor is it required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method. There is no Contract covering any Person that individually or collectively could, as a result of the transactions contemplated hereby, or otherwise, give rise to the payment of any amount being non-deductible by the Company by reason of Section 280(G) of the Code.

     4.9. Title to Assets, Properties and Rights and Related Matters. The Company has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Company Balance Sheet or acquired after the Latest Company Balance Sheet Date (except inventory or other property sold or otherwise disposed of since the Latest Company Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Company Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in the Company Disclosure Letter and Permitted Encumbrances. There does not exist any condition which materially interferes with the economic value or use of any such assets. All material tangible personal property is located on the premises of the Company.

     4.10. Real Property-Owned or Leased. The Company does not own or lease any real property.

     4.11. Intellectual Property. (a) The Company has never owned or used in the conduct of the Subject Business, nor does it currently own or use in the conduct of the Subject Business, Intellectual Property Rights; and

     (b) the Company has not received from any third party in the past five years any notice, charge, claim or other assertion that the Company is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use.

     4.12. Agreements, No Defaults, Etc. The Company Disclosure Letter contains a true and complete list and brief description of all material written or oral contracts, agreements and other instruments to which the Company is a party. Except as set forth in the Company Disclosure Letter, the Company is not a party to any:

          (a) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or agreement with any Affiliates;

          (b) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company;

          (c) Contract relating to any guarantee of any obligation for borrowed money or otherwise;

          (d) Contract with respect to the lending or investing of funds;

          (e) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information;

          (f) Contract or group of related Contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $15,000;

          (g) Contract that prohibits it from freely engaging in business anywhere in the world;

          (h) other Contract (x) that is not terminable by either party without penalty upon advance notice of 30 days or less and involves aggregate consideration in excess of $5,000 or (y) that involves aggregate consideration in excess of $25,000; or

          (i) other Contract material to the Subject Business.

Except as set forth in the Company Disclosure Letter, there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities owned or operated by the Company for executive, administrative or sales purposes or any social club memberships owned or paid for by it. All Contracts listed in the Company Disclosure Letter are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Except as set forth in the Company Disclosure Letter, the Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the Company of any of the foregoing. The Company has furnished to Parent and Acquisition Sub true and complete copies of all documents listed in the Company Disclosure Letter or complete descriptions of all material terms of any oral Contracts listed in the Company Disclosure Letter.

     4.13. Litigation, Etc. Except as set forth in the Company Disclosure Letter, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against the Company, whether at law or in equity, or before or by any Governmental Entity or arbitrator, nor does there exist any basis therefore or (ii) Orders of any Governmental Entity or arbitrator against the Company. The Company has delivered to Acquisition Sub all material documents and correspondence relating to such matters referred to in the Company Disclosure Letter.

     4.14. Compliance; Governmental Authorizations. Except as set forth in the Company Disclosure Letter, the Subject Business has not and is not being conducted in violation in any material respect of any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. Except as set forth in the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the Best Knowledge of the Company, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same. The Company has all Permits necessary for the conduct of its business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof. The Company Disclosure Letter contains a true and complete list of all material Permits under which the Company is operating or bound, and the Company has furnished to Acquisition Sub true and complete copies thereof.

     4.15. Insurance. The Company Disclosure Letter lists and briefly describes each insurance policy maintained by the Company with respect to the properties, assets and business of the Company, and any pending claims thereunder. The Company is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Subject Business is conducted. All of such insurance policies are in full force and effect, and the Company is not in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. No facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof.

     4.16. Employees; ERISA Compliance. The Company has never had, nor does it currently have, any employees. The Company has never had or participated in, nor does it currently have or participate in, any Employee Plan.

     4.17. Environmental Matters. Neither the Company, the Subject Business nor any of their past owned or leased properties or operations is subject to or the subject of, any Proceeding, Order, Settlement or other Contract or investigation arising under any Environmental Health and Safety Laws. The Company has never handled, transported or disposed of, or allowed or arranged for any third party to handle, transport or dispose of any Hazardous Materials.

     4.18. Brokers. None of the Company or any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     4.19. Accounts and Notes Receivable. Except as set forth in the Company Disclosure Letter, all the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in the Company Disclosure Letter, as of the date hereof, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Company, threatened to refuse to pay its obligations for any reason, (iii) to the Best Knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Company.

     4.20. Accounts and Notes Payable. Except as set forth in the Company Disclosure Letter, all accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in the

Company Disclosure Letter, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in the Company Disclosure Letter.

     4.21. Bank Accounts; Powers of Attorney. The Company Disclosure Letter sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

     4.22. Related Transactions. Except as set forth in the Company Disclosure Letter and except for the Practice Management Agreements, no current or former Affiliate of the Company is now, or has been during the last five years, (i) a party to any transaction or Contract with the Company or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor or customer of the Company, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

     4.23. Burdensome Restrictions. The Company is not obligated under any Contract or agreement or subject to any restriction set forth in the Company's Charter or the Company's By-laws or subject to any other corporate restriction which presently has a Material Adverse Effect, or in the future, may have a Material Adverse Effect on the Subject Business.

     4.24. Disclosure. To the Best Knowledge of the Company, neither this Agreement, any of the schedules, attachments or exhibits hereto, nor any other written material delivered to Parent or Acquisition Sub or any of their respective directors, officers, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the parties referred to above of which the Company or any of the officers or directors of the Company is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub represent and warrant to the Company as follows:

     5.1. Organization; Good Standing; Qualification and Power. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and, except as set forth in the disclosure letter dated the date of this Agreement (the "Parent Disclosure Letter") certified by an authorized officer of Parent and Acquisition Sub and delivered thereby to the Company, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, each of which jurisdictions is set forth in the Parent Disclosure Letter. Parent has delivered to the Company true and complete copies of Parent's Charter and Parent's By-laws, in each case as amended to the date hereof.

     5.2. Authority. Each of Parent and Acquisition Sub has all requisite power and authority to enter into this

Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the Related Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent or Acquisition Sub, as the case may be; and this Agreement and the Related Documents to which Parent and Acquisition Sub are a party have been duly executed and delivered by Parent or Acquisition Sub, as the case may be, and constitute the valid and legally binding obligations of such party, enforceable in accordance with their respective terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

     5.3. Noncontravention; Consents. (a) Neither the execution and delivery of this Agreement and the Related Documents to which Parent or Acquisition Sub is a party nor the consummation of the transactions contemplated hereby or thereby by Parent or Acquisition Sub shall (i) violate any Law, the result of which would prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract to which either Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound or to which any of their respective properties is subject, the result of which would prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby.

     (b) Except as contemplated by this Agreement or any Related Document, and except as set forth in the Parent Disclosure Letter, no material permit, authorization, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the Related Documents to which they are a party or the consummation by such parties of the transactions contemplated hereby or thereby.

     5.4. Capital Stock. The authorized capital stock of Parent consists of 25,000,000 shares of common stock, of which 10,048,482 shares are issued and outstanding, and 9,233,049 shares of preferred stock, of which (i) 999,999 shares of Series A Convertible Preferred Stock, (ii) 2,000,001 shares of Series B Convertible Preferred Stock, (iii) 254,999 shares of Series C Convertible Preferred Stock, (iv) 188,072 shares of Series D Convertible Preferred Stock, and (v) 741,669 shares of Series E Convertible Preferred Stock are issued and outstanding. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid for and non-assessable, and was issued in compliance with all applicable Federal and state securities laws.

     5.5. Financial Statements. Parent has previously delivered to the Company the following financial statements (collectively, the "Parent Financial Statements"):

          (a) the unaudited balance sheet of Parent as of December 31, 1996 and the related statements of income, stockholders' equity, cash flows and supplemental data for the fiscal period then ended; and

          (b) the unaudited balance sheet of Parent as of June 30, 1997 (the "Latest Parent Balance Sheet" and such date being the "Latest Parent Balance Sheet Date"), and the related statement of income for the three-month period then ended.

Except as set forth in the Parent Disclosure Letter, the Parent Financial Statements (i) are in accordance with the books and records of Parent which have been maintained in a manner consistent with historical practices, (ii) fairly present the financial condition of Parent as at the respective dates indicated and the results of operations, stockholders' equity and cash flows of Parent for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby except for normal year-end adjustments (none of which will be material) and for the absence of footnotes.

     5.6. Absence of Undisclosed Liabilities. Except as set forth in the Parent Disclosure Letter, Parent has no material Liabilities, except for (i)

Liabilities reflected in the Liabilities section of the Latest Parent Balance Sheet, (ii) Liabilities under Contracts that are set forth in the Parent Disclosure Letter which have arisen in the ordinary course of business (none of which relates to a breach of contract), and (iii) Liabilities that have arisen since the date of the Latest Parent Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) that were not adequately provided for on the Latest Parent Balance Sheet. Except as set forth in the Parent Disclosure Letter, Parent has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

     5.7. Absence of Changes. Since the Latest Parent Balance Sheet Date, there has not been any Material Adverse Change. Since that date, except as set forth in the Parent Disclosure Letter, Parent has operated its business in the ordinary course, consistent with past practice, and:

          (a) no party (including Parent) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $5,000 to which Parent is a party or by which Parent is bound and, to the Best Knowledge of Parent, no party intends to take any such action;

          (b) Parent has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (c) there has not been any material action or failure to act by Parent, or to the Best Knowledge of Parent, any other material occurrence, event, incident or transaction outside the ordinary course of business involving Parent;

          (d) there has been no agreement, understanding or authorization, whether in writing or otherwise, for Parent to take any of the actions specified in items (a) through (c) above.

     5.8. Tax Matters. Except as set forth in the Parent Disclosure Letter, Parent, (a) has timely paid all Taxes required to be paid by it through the date hereof and (b) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns with appropriate Governmental Entities in all jurisdictions in which the Tax Returns are required to be filed, and all such Tax Returns are true and complete. Parent is not, nor has it ever been, included in any consolidated or combined Tax return for Federal, state or local Tax purposes or is it a member of an affiliated group within the meaning of Section 1504 of the Code. All Taxes, including those shown to be due on each of the Tax Returns, have been timely paid in full. Except as set forth in the Parent Disclosure Letter, no Tax liens exist or have been filed and Parent has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return, and no waivers of statutes of limitation have been given or requested with respect to Parent. There are no pending Tax audits of any Tax Returns. No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Parent or any member of any affiliated or combined group of which Parent was or is a member. Parent has made full and adequate provision (i) on the Latest Parent Balance Sheet for all Taxes payable by it for all periods prior to the date thereof, and (ii) on its books for all Taxes payable by it for all periods beginning on or after such date. Parent has not incurred any Tax Liability since the Latest Parent Balance Sheet Date, except for Taxes incurred in the ordinary course of business. No claim has ever been made by any Taxing authority in a jurisdiction in which Parent does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction. Parent has not made an election to be treated as a "consenting corporation" under
Section 341(f) of the Code and Parent is not, nor has it ever been, a "personal holding company" within the meaning of Section 542 of the Code. Parent and each of its predecessors have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and Parent is not liable for any Taxes for failure to comply with such Laws. Parent neither is nor has it ever been a party to any Tax sharing agreement. Parent has not agreed to nor is it required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in Parent's accounting method. There is no Contract covering any Person that individually or collectively could, as a result of the transactions contemplated hereby, or otherwise, give rise to the payment of any amount being non-deductible by Parent by reason of Section 280(G) of the Code.

     5.9. Title to Assets, Properties and Rights and Related Matters. Parent has good title to all assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Parent Balance Sheet or acquired after the Latest Parent Balance Sheet Date (except inventory or other property sold or otherwise disposed of since the Latest Parent Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Parent Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in the Parent Disclosure Letter and Permitted Encumbrances. There does not exist any condition which materially interferes with the economic value or use of any such assets.

     5.10. Intellectual Property. (a) Except as set forth on the Parent Disclosure Letter, Parent has never owned or used in the conduct of its business, nor does it currently own or use in the conduct of its business, any Intellectual Property Rights; and

     (b) Parent has not received from any third party in the past five years any notice, charge, claim or other assertion that Parent is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use.

     5.11. Litigation, Etc. Except as set forth in the Parent Disclosure Letter, there are no (i) Proceedings pending or, to the Best Knowledge of Parent, threatened against Parent, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against Parent. Parent has delivered to the Company all material documents and correspondence relating to such matters referred to in the Parent Disclosure Letter.

     5.12. Compliance; Governmental Authorizations. Except as set forth in the Parent Disclosure Letter, Parent's business has not and is not being conducted in violation in any material respect of any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. No investigation or review by any Governmental Entity with respect to Parent is pending or, to the Best Knowledge of Parent, threatened, nor has any Governmental Entity notified Parent of its intention to conduct the same. Parent has all Permits necessary for the conduct of its business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no Proceeding is pending or, to the Best Knowledge of Parent, threatened to revoke or limit any thereof.

     5.13. Brokers. None of Parent, Acquisition Sub nor any of their respective officers, directors, stockholders or employees (or any Affiliate of any of the foregoing) has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     5.14. Disclosure. To the Best Knowledge of Parent, neither this Agreement,

any of the schedules, attachments or exhibits hereto, nor any other written material delivered to the Company or any of its directors, officers, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the parties referred to above of which Parent, Acquisition Sub or any of the officers or directors of Parent or Acquisition Sub is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

     SECTION 6. CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL PRE-CLOSING AGREEMENTS.

     6.1. Affirmative Covenants of the Company. From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 10.1 (the "Transition Period"), except as otherwise consented to in writing by Parent and Acquisition Sub, the Company shall:

          (a) conduct the operations of the Company (including the Subject Business) according to the ordinary and usual course of business consistent with past custom and practice (including the collection of receivables and the payment of payables) and use best efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with customers and others having business relationships with them;

          (b) maintain the assets of the Company in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the Latest Company Balance Sheet Date, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured or the condemnation of any assets or properties, either repair or replace such assets or property or, if Parent and Acquisition Sub agree, cause the Company to retain such insurance or condemnation proceeds;

          (c) promptly inform Parent and Acquisition Sub in writing of any material variances from the representations and warranties contained in
     Section 4; and

          (d) permit representatives of Parent and Acquisition Sub to have full access to the Company's books, records, property, facilities, customers, suppliers, sales representatives, consultants, key employees and independent accountants in connection with Parent's and Acquisition Sub's due diligence review of the Company (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Company, or conditions to the obligations of Parent or Acquisition Sub, in each case as set forth herein).

     6.2. Negative Covenants of the Company. During the Transition Period, without the prior written consent of Parent and Acquisition Sub, except as expressly contemplated by this Agreement or the Related Documents, the Company shall not:

          (a) sell, lease, transfer, assign or distribute any of the assets of the Company, tangible or intangible;

          (b) enter into any Contract (or series of related Contracts) other than in the ordinary course of business;

          (c) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice;

          (d) enter into any employment or consulting Contract or collective bargaining agreement, written or oral, or modify the terms of any existing such Contract or agreement;

          (e) grant any increase in the base compensation of any of the officers or employees of the Company other than in the ordinary course of business consistent with past custom and practice;

          (f) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of the officers, consultants or employees of the Company;

          (g) other than as contemplated by this Agreement or any Related Document, enter into any transaction with any of the officers, employees or Affiliates of the Company (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

          (h) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, lessors and other associates of the

     Company from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement;

          (i) issue or sell any shares of any capital stock or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any shares of any of its capital stock, or enter into any agreement, contract or other commitment to do any of the foregoing;

          (j) change in any material respect the accounting methods or practices currently used;

          (k) amend or modify in any way its Charter, Bylaws or similar corporate and organizational documents; or

          (l) intentionally take any action which would require disclosure under
     Section 6.1(c).

     6.3. Consents. Each party shall use its reasonable best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or Governmental Entity whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

     6.4. Efforts to Consummate. Subject to the terms and conditions herein provided, the parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper or advisable, consistent with all applicable Laws and regulations, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable.

     6.5. Notice of Prospective Breach. Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or
(ii) any material failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     6.6. Public Announcements. Each party agrees that, except (i) as otherwise required by Law or public disclosure obligations of any party and (ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or the transactions contemplated hereby, without the prior written consent of the Company or Parent and Acquisition Sub, as the case may be, which consent shall not be unreasonably withheld or delayed.

     6.7. Negotiation with Others; Disposition and Voting of Securities. (a) During the Transition Period, the Company shall deal exclusively with Parent and Acquisition Sub regarding the acquisition of or investment in the Company, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the prior written consent of Parent or Acquisition Sub, the Company shall not directly or indirectly, (i) take any action, solicit, initiate or undertake discussions with or engage in negotiations with any Person (whether such negotiations are initiated by the Company or otherwise), other than Parent or Acquisition Sub or a party designated by Parent or Acquisition Sub, relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company or the Subject Business to any Person, other than Parent and Acquisition Sub or a party designated by Parent or Acquisition Sub, relating to a Potential Transaction or (iii) enter into an agreement with any Person, other than Parent or Acquisition Sub, providing for any Potential Transaction. If the Company receives an unsolicited inquiry, offer or proposal relating to any of the above, the Company shall immediately notify Parent and Acquisition Sub thereof. The Company represents to Parent and Acquisition Sub that it is not bound to negotiate a Potential Transaction with any other Person and that its execution of this Agreement does not violate any agreement to which it is bound or to which any of its assets are subject.

     (b) The parties recognize and acknowledge that a breach by the Company of this Section 6.7 will cause irreparable and material loss and damage to Parent and Acquisition Sub as to which it will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

     6.8. Shareholders' Representative. The Company hereby constitutes and appoints Jon Zoltan, M.D., as agent (the "Shareholders' Representative") for the Shareholders, with full power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Shareholders, to take all action required or permitted under this Agreement (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents). In the event of the death, physical or mental incapacity or resignation of Jon Zoltan, M.D. or any successor Shareholders' Representative, the Shareholders shall promptly appoint a substitute and shall advise Parent and Acquisition Sub thereof. The authority conferred under this Section 6.8 is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Shareholders or by operation of law, whether by the death or incapacity of any Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Representative pursuant to this Section 6.8 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Shareholders' Representative, Parent or

Acquisition Sub shall have received notice of such death, incapacity, termination or other event.

     SECTION 7. CONDITIONS.

     7.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub or the Company, as applicable:

          (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c) Statutes. No action shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) compel the Company, the Surviving Corporation or Parent to dispose or hold separate all or a material portion of the business or assets of the Company, the Surviving Corporation or Parent as a result of the consummation of the transactions contemplated hereby or (iii) render any party unable to consummate the transactions contemplated hereby.

     7.2. Conditions to Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the Merger and the related transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

          (a) Accuracy of Representations and Warranties. All representations and warranties made by the Company in this Agreement and the Related Documents shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company to that effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and covenants required to be performed by the Company under this Agreement and the Related Documents as of the Effective Time, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company to that effect.

          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the requisite shareholder approvals, shall have been duly and validly taken by the Company, and the Company shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

          (d) Opinion of the Company's Counsel. Parent and Acquisition Sub shall have received an opinion of Gallagher & Kennedy, P.A., counsel for the Company, dated the Closing Date, in substantially the form of Exhibit C attached hereto.

          (e) Consents and Approvals. Parent and Acquisition Sub shall have received duly executed copies of all consents and approvals in form and substance satisfactory to Parent and Acquisition Sub and their counsel, that are (i) required for consummation of the transactions contemplated by this Agreement and the Related Documents or (ii) that are required in order to prevent a breach of or a default under or a termination of any Contract to which the Company is a party or to which any portion of property of the Company is subject.

          (f) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Company of this Agreement and the Related Documents and the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

          (g) Corporate Resolutions. Parent and Acquisition Sub shall have received certified copies of the resolutions of the Company's board of directors and the requisite Shareholders (the "Affirmative Shareholders"), approving this Agreement, the Merger, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby.

          (h) Absence of Material Adverse Change. Since the Latest Company Balance Sheet Date, there shall have been no Material Adverse Change.

          (i) Officer's Certificate. The Company shall have delivered an Officer's Certificate dated as of the Closing Date to Parent and Acquisition Sub certifying (i) that attached thereto is a true and complete copy of the Company's Charter and all amendments thereto; (ii) that attached thereto is a true and complete copy of the Company's By-laws as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement or any of the other documents contemplated hereby.

          (j) Restated Management Agreement. Each of the Affirmative Shareholders shall have executed and delivered to Parent and the Surviving Corporation an amended and restated Practice Management Agreement, in substantially the form attached hereto as Exhibit D (the "Restated Management Agreement"), which agreement shall, among other things, (i) change the management fee payable to the Surviving Corporation thereunder from eight percent (8%) to cost plus five percent (5%), (ii) grant Parent a right of first refusal in the event such Shareholder decides to join a practice management organization and (iii) permit such Shareholder party thereto to participate in any group purchasing contract or program sponsored by Parent and derive savings therefrom.

          (k) Restricted Stock Agreement. Each of the Affirmative Shareholders

     shall have executed and delivered to Parent a Restricted Stock Agreement.

          (l) Escrow Agreement. Parent, the Shareholders' Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance reasonably satisfactory to Parent, Acquisition Sub and their counsel, pursuant to which certificates evidencing shares of Parent Common Stock shall be delivered into an escrow account to secure certain of the obligations under Sections 3 and 9.1(a) hereof.

          (m) Company's Expenses. The Company shall have delivered to Acquisition Sub a correct and complete schedule of all Company's Expenses incurred by or on behalf of the Company through the Effective Time, and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company certifying as to the accuracy thereof.

          (n) Due Diligence. Parent and Acquisition Sub shall be satisfied in all respects with the results of their business, legal, environmental and accounting due diligence investigation and review of the Company which shall be performed by counsel for Parent and Acquisition Sub, accountants and other representatives.

     7.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the related transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

          (a) Accuracy of Representations and Warranties. All representations and warranties made by Parent and Acquisition Sub in this Agreement and the Related Documents shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time, and the Company shall have received a certificate signed by an authorized officer of each of Parent and Acquisition Sub to that effect.

          (b) Performance of Obligations of Parent and Acquisition Sub. Parent and Acquisition Sub shall have performed in all material respects their respective obligations and covenants required to be performed by them under this Agreement and the Related Documents prior to or as of the Effective Time, and the Company shall have received a certificate signed by an authorized officer of each of Parent and Acquisition Sub to that effect.


          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Parent and Acquisition Sub.

          (d) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby shall have been obtained or made.

          (e) Corporate Resolutions. The Company shall have received certified copies of the resolutions of the respective boards of directors of Parent and Acquisition Sub and the sole shareholder of Acquisition Sub, approving this Agreement, the Merger, all other agreements and documents contemplated hereby to which Parent and Acquisition Sub are a party and the consummation of the transactions contemplated hereby.

          (f) Officer's Certificate. Parent and Acquisition Sub shall have delivered an Officer's Certificate dated as of the Closing Date to the Company certifying (i) that attached thereto is a true and complete copy of the respective certificate or articles of incorporation of Parent and Acquisition Sub and all amendments thereto, if any; (ii) that attached thereto is a true and complete copy of the by-laws of each of Parent and Acquisition Sub as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of Parent and Acquisition Sub executing this Agreement or any of the other documents contemplated hereby.

          (g) Restated Management Agreement. The Surviving Corporation and Parent shall have executed and delivered to each Affirmative Shareholder the Restated Management Agreement.

          (h) Restricted Stock Agreements. Parent shall have executed and delivered to each Affirmative Shareholder a Restricted Stock Agreement.

          (i) Escrow Agreement. The Escrow Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.


     SECTION 8. POST-CLOSING COVENANTS.

     8.1. Parent Contributions. (a) During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, Parent will contribute an aggregate of $100,000 to the Surviving Corporation as paid-in-capital, which capital contribution will be used by the Surviving Company to pay general operating and administrative costs and expenses, including conversion of the accounting systems used by the Company prior to the Closing Date.

     (b) At such time as the Surviving Corporation generates an aggregate of $3,000,000 in annual revenues, Parent will cause the Surviving Corporation to acquire a claims processing system and to cease using an outside vendor to satisfy its claims processing obligations under the Practice Management Agreements.

     8.2. Ancillary Services. (a) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, enter into a written agreement with those interested Shareholders and other interested physicians located in the State of Arizona (collectively, the "Surgery Center Physicians") providing for the development or acquisition of a surgery center. The development and/or acquisition of a surgery center shall be accomplished utilizing a structure and entity (the "Surgery Center Entity") mutually agreed upon by Parent and the Shareholders' Representative. The Surviving Corporation will provide up to 70% of the funds required for the project while the physician group will be required to supply the remaining funds. The net operating income generated by the operation of the Surgery Center Entity (which shall be determined by taking gross revenues and deducting all expenses, including the Advisory Group Fee (as hereinafter defined)) will be shared between the Surviving Corporation, on the one hand, and the Surgery Center Physicians, on the other, in the same proportion as the investment made by each such party. The Surviving Corporation shall be responsible for the legal fees and expenses incurred in connection with the financing and establishment of the Surgery Center Entity, which fees and expenses the Surviving Corporation shall be entitled to be reimbursed for from the revenues generated by the Surgery Center Entity (and before distribution of net operating income) as soon as such proceeds are available for distribution.

     (b) In connection with the surgery center, the Surgery Center Entity shall, and the Surviving Corporation shall cause the Surgery Center Entity to, enter into a clinical advisory agreement with an entity (the "Advisory Group"), pursuant to which the Advisory Group will provide to the Surgery Center Entity the following services, and such other services as may be necessary and prudent to operate the clinical aspects of the Surgery Center Entity: (i) quality assurance reviews; (ii) investigatory due diligence regarding the credentials of any participating physician; and (iii) clinical management direction and advice. As compensation for such services, the Advisory Group shall receive a fee (the "Advisory Group Fee"), the amount of which will be commensurate with the scope of the Advisory Group's duties and negotiated by the Surgery Center Entity and the Advisory Group at such time.

     (c) The Surviving Corporation may enter into similar arrangements with interested Shareholders and other interested physicians with respect to other ancillary services, such as physical therapy and magnetic resonance imaging, under terms that are legally permissible at such time.

     (d) The obligations of the Surviving Corporation and Parent set forth in this Section 8.2 shall be performed to the fullest extent permitted by applicable Federal and state law, provided that if any of such obligations are prohibited thereunder, the Surviving Corporation and Parent shall attempt in good faith to modify the arrangements described in this Section 8.2 such that the general objectives of the transactions contemplated hereunder may be consummated.

     SECTION 9. INDEMNIFICATION.

     9.1. Indemnification Generally; Etc. From and after the Closing Date:

          (a) In Favor of the Buyer Group. Subject to the conditions set forth in this Section 9, the Buyer Group (or any member thereof) shall be indemnified out of the Escrow Amount and held harmless from and against any and all Losses it may suffer, sustain or incur as a result of:

               (i) the untruth, inaccuracy or breach of any representation or warranty of the Company contained in Section 4 or in the Company Disclosure Letter, or any certificate delivered in connection herewith at or before the Effective Time; or

               (ii) the breach of any agreement or covenant of the Company contained in this Agreement or in the Company Disclosure Letter.

          (b) In Favor of the Company. Subject to the conditions set forth in this Section 9, the Company shall be indemnified and held harmless by Parent and Acquisition Sub for any and all Losses they may suffer, sustain or incur as a result of:

               (i) the untruth, inaccuracy or breach of any representation or warranty of Parent and Acquisition Sub contained in Section 5 or in the Parent Disclosure Letter, or any certificate delivered in connection herewith or therewith at or before the Effective Time; or

               (ii) the breach of any agreement or covenant of Parent or Acquisition Sub contained in this Agreement.

     9.2. Limitations on Indemnification. Anything contained herein to the contrary notwithstanding:

          (a) Indemnity Limitations against the Escrow Amount. The sum of all Losses pursuant to which indemnification is payable to the Buyer Group out of the

     Escrow Amount pursuant to Section 9.1(a)(i) shall not exceed the aggregate Fair Market Value of the shares of Parent Common Stock held in escrow, and with respect to any such Losses, the Buyer Group will only be entitled to seek payment from the Escrow Amount (in the form of the return of the Parent Common Stock so held in escrow at the Fair Market Value of such Common Stock on the date of determination of any Loss) and will not be permitted to seek payment directly from any one or more Shareholders.

          (b) Indemnity Limitations for the Buyer Group. The sum of all Losses pursuant to which indemnification is payable to the Company by Parent and Acquisition Sub pursuant to Section 9.1(b)(i) shall not exceed $240,006 in the aggregate.

     9.3. Assertion of Claims. No claim shall be brought under Section 9.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to
Section 9.4 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1 hereof.

     9.4. Notice and Defense of Third Party Claims. The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

          (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any Liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

          (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the

     Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or Proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

          (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 9.4(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in
     Section 9.4(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 9.4(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third Party Claim (at the cost and expense of the Indemnifying Persons), with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

          (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld.

     9.5. Survival of Representations and Warranties; Deductions from the Escrow Amount. (a) Subject to the further provisions of this Section 9.5, the representations and warranties of the Company contained in Section 4 and the representations and warranties of Parent and Acquisition Sub contained in
Section 5 shall survive the Effective Time until the second anniversary of the Effective Time; provided, however, that the representations and warranties of the Company contained in Sections 4.3, 4.4, 4.8 and 4.18 shall survive the Effective Time until the fourth anniversary of the Effective Time. The covenants and other agreements of the parties contained in this Agreement shall survive the Effective Time until they are otherwise terminated, whether by their terms or as a matter of applicable law. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "Survival Date".

     (b) In the event that the Buyer Group is entitled to indemnification pursuant to Section 9.1(a) hereof, it shall instruct the Escrow Agent to deduct from the Escrow Amount the amount of such Losses and may instruct the Escrow Agent to hold in reserve out of the Escrow Amount the Buyer Group's good faith estimate with respect to any claim for which notice has been timely given but which is not yet resolved at the time a distribution is scheduled to be made from the Escrow Amount under Section 3.2 hereof (an "Unresolved Claim"). At such time as an Unresolved Claim is finally determined, that portion of the Escrow Amount held in reserve which is equal to the Losses resulting from such Unresolved Claim to which the Buyer Group is entitled to indemnification shall be released from escrow and delivered to the Buyer Group in accordance with the terms of the Escrow Agreement.

     9.6. No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Letter)
(i) are being given by the Company as an inducement to Parent and Acquisition Sub to enter into this Agreement and the Articles of Merger and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of Parent and

Acquisition Sub. Accordingly, no third party (including, without limitation, the Shareholders or any other holder of capital stock of the Company) or anyone acting on behalf of any thereof shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Section 9, or otherwise.

     SECTION 10. TERMINATION; EFFECT OF TERMINATION.

     10.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

          (a) the mutual consent of Acquisition Sub and the Company; or

          (b) Acquisition Sub, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company which is material and which the Company fails to cure within 10 Business Days after notice thereof is given by Acquisition Sub (except no cure period shall be provided for a breach by the Company which by its nature cannot be cured); or

          (c) the Company, if there has been a breach by Parent or Acquisition Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Acquisition Sub which is material and which Parent or Acquisition Sub fails to cure within 10 Business Days after notice thereof is given by the Company (except no cure period shall be provided for a breach by Parent or Acquisition Sub which by its nature cannot be cured); or

          (d) Acquisition Sub or the Company, if the conditions set forth in
     Section 7.1 shall not have been satisfied or waived (to the extent they may be waived) by October 10, 1997; or

          (e) Acquisition Sub, if the conditions set forth in Section 7.2 shall not have been satisfied or waived (to the extent they may be waived) by October 10, 1997; or

          (f) the Company, if the conditions set forth in Section 7.3 shall not have been satisfied or waived (to the extent they may be waived) by October 10, 1997; or

          (g) Acquisition Sub or the Company, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable;

provided, however, that none of the Company, Parent nor Acquisition Sub shall be entitled to terminate this Agreement pursuant to Section 10.1(d), (e) or (f) if such party's intentional breach of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to Section 10.1(a) shall be effected by a written instrument signed by Acquisition Sub and the Company, and any termination pursuant to this Section 10.1 (other than a termination pursuant to

Section 10.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

     10.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except for Sections 6.6, this Section 10.2 and Section 11, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

     SECTION 11. MISCELLANEOUS PROVISIONS.

     11.1. Expenses. Each of the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, shall bear their own fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby; provided, however, that Parent will pay up to an aggregate amount of $15,000 towards the Company's expenses (the "Company Expenses") upon receipt of a certificate (the "Expense Certificate") executed by the Company setting forth such expenses and certifying to the accuracy thereof; provided further, however, that if the Closing of the transactions contemplated under this Agreement occurs, Parent will pay all of the Company Expenses.

     11.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Acquisition Sub, the Company and the Shareholders' Representative.

     11.3. Extension; Waiver. At any time prior to the Closing, the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

     11.4. Entire Agreement. This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Disclosure Letters and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the term sheet dated as of May 12, 1997, between Parent and the Company.

     11.5. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.6. No Third-Party Beneficiaries; Successors and Assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, the Surviving Corporation, Parent and/or Acquisition Sub may, without the prior written consent of any other party, assign any or all of its rights and interests hereunder to any lender providing financing for the transactions contemplated hereby.

     11.7. Headings. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

     11.8. Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Company, to:

                    Orthopaedic Management Network, Inc.
                    706 E. Bell Boulevard
                    Suite 200
                    Phoenix, Arizona 85022
                    Attention: Jon Zoltan, M.D.
                    Telecopier: (602) 404-8873;

               with a copy to:

                    Gallagher & Kennedy, P.A.
                    2600 N. Central Avenue
                    Phoenix, Arizona 85004-3020
                    Attention: Thomas Morgan, Esq.
                    Telecopier: (602) 257-9459;

          (b)  if to the Shareholders' Representative, to:

                    Jon Zoltan, M.D.
                    2339 E. Cinnabar
                    Phoenix, Arizona 85028
                    Telecopier: (602) 404-8873;

          (c)  if to Parent, Acquisition Sub or the
               Surviving Corporation, to:

                    BMJ Medical Management, Inc.
                    4800 N. Federal Highway
                    Suite 104-D
                    Boca Raton, Florida 33431
                    Attention: Naresh Nagpal, M.D.
                    Telecopier: (561) 391-1389;

               with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza

                    New York, New York 10112
                    Attention:  Jeffrey S. Held, Esq.
                    Telecopier: (212) 408-2420.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

     11.9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

     11.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Arizona.

     11.11. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.12. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     11.13. Remedies. Subject to the provisions of Section 9.2, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

     11.14. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, Proceeding or counterclaim arising out of or relating to this Agreement.

                                      * * *

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement and Plan of Reorganization as of the date first written above.

                                        Parent:

                                        BMJ MEDICAL MANAGEMENT, INC.


                                        By:___________________________
                                           Naresh Nagpal, M.D.
                                           President


                                        Acquisition Sub:

                                        OMNI ACQUISITION CORPORATION


                                        By:___________________________
                                           Naresh Nagpal, M.D.
                                           President


                                        Company:

                                        ORTHOPAEDIC MANAGEMENT NETWORK, INC.


                                        By:___________________________
                                           Jon Zoltan, M.D.
                                           President


                                        By:___________________________
                                           Dan Heller, M.D.
                                           Secretary



                                        Shareholders' Representative:


                                        ______________________________
                                        Jon Zoltan, M.D.

                                                                         Annex I
                                                                         -------



                                   DEFINITIONS


     The following terms used in the Agreement and Plan of Reorganization shall have the following respective meanings:

     "Acquisition Sub" has the meaning set forth in the caption.

     "Additional Equity Amount" has the meaning set forth in Section 2.

     "Advisory Group" has the meaning set forth in Section 8.2(b).

     "Advisory Group Fee" has the meaning set forth in Section 8.2(b).

     "Affiliate" means, with respect to any Person, (i) a director, officer or 25% stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "Arizona Statute" has the meaning set forth in the preamble.

     "Articles of Merger" has the meaning set forth in the preamble.

     "Best Knowledge" of any Person shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person could have obtained in the management of his business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any Shareholder or any managerial employee of the Company shall be imputed to be the knowledge of the Company.

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

     "Buyer Group" means Acquisition Sub, Parent, the Surviving Corporation and each of their respective successors and assigns, officers, directors, employees, representatives and Affiliates, other than any Shareholder.

     "Cash Merger Consideration" has the meaning set forth in Section 2.1.

     "Closing" has the meaning set forth in Section 1.7.

     "Closing Date" has the meaning set forth in Section 1.7.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the caption.

     "Company Common Stock" has the meaning set forth in the preamble.

     "Company Disclosure Letter" has the meaning set forth in Section 4.1.

     "Company's By-laws" means the by-laws of the Company.

     "Company's Charter" means the certificate or articles of incorporation of the Company.

     "Company Financial Statements" has the meaning set forth in Section 4.5.

     "Constituent Corporations" has the meaning set forth in Section 1.1.

     "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

     "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Corporate Rights" has the meaning set forth in Section 1.3.

     "Effective Time" has the meaning set forth in Section 1.2.

     "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

     "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities,

rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Environmental, Health and Safety Laws" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss.7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss.1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss.9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.1804 et seq., the Occupational Safety and Health Act of 1970, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

     "Escrow Agent" has the meaning set forth in Section 2.3(a).

     "Escrow Agreement" means the Escrow Agreement among Parent, the Stockholders' Representative and the Escrow Agent.

     "Escrow Amount" has the meaning set forth in Section 2.1.

     "Fair Market Value" of each share of Parent Common Stock means the average of the closing prices of the sales of Parent Common Stock on all securities exchanges on which the Parent Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or, if on any given day the Parent Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market National Market System ("Nasdaq") as of 4:00 P.M., New York time, or, if on any given day the Parent Common Stock is not quoted in Nasdaq, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau

Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Parent Common Stock is not listed on any securities exchange or quoted in Nasdaq or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Stockholders' Representative and Parent, provided that if they cannot so agree, such value shall be determined by a mutually acceptable investment banking or other qualified firm of national or regional reputation, retained jointly by Parent and the Stockholders' Representative, and all fees, expenses and other charges of such firm incurred in connection with such determination of Fair Market Value shall be paid 50% by Parent and 50% out of the Escrow Amount; provided, however, that the amount payable out of the Escrow Amount shall be paid in shares of Parent Common Stock (the number of which shall be determined using the then current Fair Market Value for such shares), and Parent and the Shareholders' Representative shall instruct the Escrow Agent to deliver such shares to Parent, and Parent shall retain such shares and pay the corresponding amount in cash to such firm. shall be borne and shared equally by Parent and the Stockholders' Representative. In the event that the parties are unable to agree upon such an investment banking or other qualified firm within ten (10) days after the date on which either party may initially propose such a firm, a qualified firm shall be selected in the following manner:

          First, the Stockholders' Representative shall send a list of four such firms, arranged in order of the Stockholders' Representative's preference, by written notice to Parent within seven (7) days after the expiration of the above referenced 10-day period. If the Stockholders' Representative does not furnish such list to Parent within the required time period, Parent may, within seven (7) days following expiration of the initial seven-day period, submit a list of four such firms to the Stockholders' Representative.

          Second, Parent (or the Stockholders' Representative, as applicable) shall select, within seven (7) days after receipt of the above-referenced list, one of the firms identified on such list and shall give written notice thereof to the other party. If the recipient of such list does not make any such selection, the firm identified as the first choice on such list shall be deemed acceptable and agreeable to each of the parties.

     "First Equity Contingency Amount" has the meaning set forth in Section 2.1.

     "First Per Merger Share Contingency Amount" has the meaning set forth in
Section 2.1.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

     "Hazardous Materials" means any hazardous or toxic chemicals, materials or substances, pollutants, contaminants, or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Law).


     "Indemnified Persons" means the Buyer Group, or the Company, as the case may be.

     "Indemnifying Persons" means the Company or Parent and Acquisition Sub, as the case may be.

     "Initial Equity Amount" has the meaning set forth in Section 2.1.

     "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     "Latest Company Balance Sheet" has the meaning set forth in Section 4.5(b).

     "Latest Company Balance Sheet Date" has the meaning set forth in Section 4.5(b).

     "Latest Parent Balance Sheet" has the meaning set forth in Section 5.5(b).

     "Latest Parent Balance Sheet Date" has the meaning set forth in Section 5.5(b).

     "Law" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

     "Leased Real Property" means real property leased by the Company.

     "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "Losses" means any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys'

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


and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes incurred in connection with the receipt of indemnification payments (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Section 9.1.

     "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or business prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

     "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or business prospects of such Person.

     "Merger" has the meaning set forth in the preamble.

     "Merger Consideration" has the meaning set forth in Section 2.1.

     "Merger Shares" has the meaning set forth in Section 2.1.

     "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

     "Owned Real Property" means real property owned by the Company.

     "Parent" has the meaning set forth in the caption.

     "Parent Common Stock" means the common stock, $.001 par value, of Parent, as restricted pursuant to the terms and provisions of the Restricted Stock Agreement.

     "Parent Disclosure Letter" has the meaning set forth in Section 5.1.

     "Parent Financial Statements" has the meaning set forth in Section 5.5.

     "Parent's By-Laws" means the by-laws of Parent.

     "Parent's Charter" means the certificate of incorporation of Parent.

     "Per Merger Share Additional Equity Amount" has the meaning set forth in
Section 2.1.

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


     "Per Merger Share Cash Amount" has the meaning set forth in Section 2.1.

     "Per Merger Share Stock Equivalent" has the meaning set forth in Section
2.1.

     "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

     "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

     "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Potential Transaction" has the meaning set forth in Section 6.7(a).

     "Practice Management Agreement" means the Practice Management Services Agreement entered into between the Company and each Shareholder and other physician providers in the Company's network.

     "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

     "Real Property" means the Owned Property and the Leased Property.

     "Related Documents" means, collectively, the Articles of Merger, the Consulting Agreement, the Restated Management Agreement, the Escrow Agreement, and the Restricted Stock Agreements.

     "Restated Management Agreement" has the meaning set forth in Section
7.2(j).

     "Restricted Stock Agreement" means the Restricted Stock Agreement to be entered into between Parent and each holder of Merger Shares upon the effectiveness of the Merger, in substantially the form of Exhibit E attached hereto.


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


     "Second Equity Contingency Amount" has the meaning set forth in Section
2.1.

     "Second Per Merger Share Contingency Amount" has the meaning set forth in
Section 2.1.

     "Share Number" has the meaning set forth in Section 2.1.

     "Shareholder(s)" has the meaning set forth in the caption.

     "Shareholder Group" means each of the Shareholders and their respective representatives, heirs and estate.

     "Shareholder Materials" has the meaning set forth in Section 1.6(b).


     "Shareholders' Representative" has the meaning set forth in Section 6.8.

     "Stock Merger Consideration" has the meaning set forth in Section 2.1.

     "Subject Business" has the meaning set forth in the preamble.

     "Surgery Center Entity" has the meaning set forth in Section 8.2(a).

     "Surgery Center Physicians" has the meaning set forth in Section 8.2(a).

     "Survival Date" has the meaning set forth in Section 9.5(a).

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "Tax" means any of the Taxes.

     "Tax Returns" means Federal, state, local and foreign tax returns, reports, statements, declarations of estimated tax and forms.

     "Taxes" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (ii) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (B) being a member of an affiliated or combined group or (C) any contractual obligation.

     "Third-Party Claim" has the meaning set forth in Section 9.4.

     "Transition Period" has the meaning set forth in Section 6.1.


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